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                                                                   EXHIBIT 99(c)

                        KEYCORP STUDENT LOAN TRUST 1999-A

                              OFFICER'S CERTIFICATE

Bank One, National Association             Bankers Trust Company
fka, The First National Bank of Chicago    Four Albany Street
One Bank One Plaza, Suite 0126             New York, New York  10006
Chicago, IL  60670                         Attn: Corporate Trust & Agency Group
Attn: Corporate Trust Administration             Structured Finance
Phone: (312) 407-0192                      Phone: (212) 250-6501
Fax:(312) 407-1708                         Fax:  (212) 250-6439

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, OH   44114
ATTN:  Senior Vice President
Key Education Resources
Phone: (216) 828-9342
Fax: (216) 828-9301

Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller and Administrator, KeyCorp Student Loan Trust 1999-A, The First National Bank of Chicago (nka, Bank One, National Association), as Eligible Lender Trustee, PHEAA as Servicer, and EFS as Servicer dated as of January 1, 1999 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from January 1, 2000, through December 31, 2000, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.

                                       Key Bank USA, National Association,
                                       as Administrator



                                       By: /s/ Randall M Behm
                                         -----------------------------------
Date: 3/22/01                            Randall M. Behm
                                         Senior Vice President


                                       By: /s/ Darlene H. Dimitrijevs
                                          ----------------------------------
                                          Darlene H. Dimitrijevs, CPA
                                          Senior Vice President